UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 3, 2006

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions set forth below under each Item are qualified in their entirety by the full text of the respective documents to which they refer, which documents are filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2006, Lyondell Chemical Company (“Lyondell”) amended (1) its Receivables Purchase Agreement (the “Receivables Purchase Agreement Amendment”) dated as of December 17, 2003 among Lyondell Funding II, LLC as the seller, Lyondell as the servicer, the banks and other financial institutions party thereto as purchasers, and Citicorp USA, Inc. as asset agent and administrative agent for the purchasers, and (2) its Undertaking Agreement (the “Undertaking Agreement Amendment”) dated as of December 17, 2003. These amendments primarily excluded Millennium Chemicals Inc., a wholly-owned subsidiary of Lyondell, from certain events-of-default provisions, and addressed certain other changes. The Receivables Purchase Agreement Amendment and the Undertaking Agreement Amendment are being filed with this Current Report on Form 8-K as Exhibits 4.22(e) and 4.23(d), respectively.

Item 9.01

(c)	Exhibits

	4.22(e)	Amendment No. 5 dated as of August 3, 2006 to Receivables Purchase Agreement dated as of December 17, 2003 among Lyondell Funding II, LLC as the seller, Lyondell Chemical Company as the servicer, the banks and other financial institutions party thereto as purchasers, and Citicorp USA, Inc. as asset agent and administrative agent for the purchasers
	4.23(d)	Amendment No. 4 dated as of August 3, 2006 to Undertaking Agreement dated as of December 17, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: August 9, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
4.22(e)	Amendment No. 5 dated as of August 3, 2006 to Receivables Purchase Agreement dated as of December 17, 2003 among Lyondell Funding II, LLC as the seller, Lyondell Chemical Company as the servicer, the banks and other financial institutions party thereto as purchasers, and Citicorp USA, Inc. as asset agent and administrative agent for the purchasers
4.23(d)	Amendment No. 4 dated as of August 3, 2006 to Undertaking Agreement dated as of December 17, 2003